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                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by
      Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materials Pursuant to Exchange Act Rule 14a-11(c) or Rule 14a-12


                               MET-PRO CORPORATION
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                (Name of registrant as specified in its charter)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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/ /  Fee paid previously with preliminary materials.
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/ /  Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:


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     3)   Filing Party:

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     4)   Date Filed:

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
                                 [LOGO OMITTED]

               160 Cassell Road, Harleysville, Pennsylvania 19438


                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                           To Be Held On June 20, 2001



To the Stockholders of
MET-PRO CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the Best Western Inn at Towamencin, Sumneytown Pike, Kulpsville, Pennsylvania, on June 20, 2001, at the hour of 9:30 a.m. for the following purposes:

     1. To elect two Directors to serve until the 2004 Annual Meeting of Stockholders.

     2. To consider and act upon a proposal to adopt the 2001 Equity Incentive Plan.

     3. To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company's fiscal year ending January 31, 2002.

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 30, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, said meeting.



                                                        Gary J. Morgan,
                                                        Secretary


Harleysville, Pennsylvania
May 14, 2001




     Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                               MET-PRO CORPORATION
               160 Cassell Road, Harleysville, Pennsylvania 19438


                                 PROXY STATEMENT


     The Board of Directors of Met-Pro Corporation (the "Company" or "Met-Pro") presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 20, 2001. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominees to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention:
President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mail.

     The total number of shares of Common Stock of the Company outstanding as of April 30, 2001 was 6,099,364. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 30, 2001 will be entitled to vote. All matters to be voted upon at the Annual Meeting, other than the election of Directors, are determined by a majority of the votes cast. Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees as Directors, by proxies that are marked "abstain" on other proposals, and by proxies that are marked to deny discretionary authority on other matters that may be properly brought before the meeting will be counted as present for quorum purposes but will not be counted in determining whether a majority vote was obtained in such matters. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will be counted as present for quorum purposes but will not be included in the vote totals and, therefore, will have no effect on the vote.

     A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten days prior to the meeting for examination by any stockholder.

     These proxy materials were first mailed to stockholders of the Company on or about May 14, 2001.



                            1. ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation, as amended, provides for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. At the meeting, two Directors, William L. Kacin and Nicholas DeBenedictis, whose terms of office expire with this meeting, will be nominated for re-election for terms that expire at the 2004 Annual Meeting. Information regarding the Board's two nominees is set forth on page 2. Information regarding the Directors whose terms do not expire with the 2001 Annual Meeting is also set forth on page 2.

     Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the persons listed below as nominees for the terms set forth below. Management has no reason to believe that the nominees will not be available or will not serve if elected, but these proxies may not be voted for more than two persons if any of Messrs. Kacin or DeBenedictis should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

     The following sets forth certain information as to the nominees for election as Directors and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders:

                                                                                                             FIRST YEAR
                                                                                                             OF SERVICE
NAME                   AGE                        PRINCIPAL OCCUPATION                                          AS A
                                                                                                              DIRECTOR

                                          NOMINEES FOR TERMS TO EXPIRE IN 2004

William L. Kacin        69      Mr. Kacin has been the Chief Executive Officer, President                       1993
                                and a Director of the Company since February 1993, and
                                was elected Chairman of the Board in June 1999. Prior to
                                February 1993, he was Vice President and General Manager of
                                the Company's Sethco Division for seventeen years.

Nicholas DeBenedictis   54      Mr. DeBenedictis is Chairman of the Board, Chief Executive                      1997
                                Officer and President of Philadelphia Suburban Corporation
                                and Chairman of the Board of Philadelphia Suburban Water
                                Company, positions that he has held for more than five
                                years. Mr. DeBenedictis is also a Director of Provident
                                Mutual Life Insurance Company and P.H. Glatfelter Company
                                as well as a member of the Board of Trustees of Drexil
                                University. Mr. DeBenedictis has served as the Chairman of the Company's Compensation and Stock Option Committee
                                since 1999, and also serves on the Company's Audit
                                Committee.


        The Board of Directors recommends a vote FOR the election of the above nominees as Directors.


                                          DIRECTORS WHOSE TERMS EXPIRE IN 2003

Alan Lawley             67      Dr. Lawley is the Grosvenor Professor of Metallurgy in the                      1990
                                Department of Materials Engineering at Drexel University,
                                Philadelphia, Pennsylvania. He is a member of the National
                                Academy of Engineering, a Fellow of ASM and APMI
                                International, a former President of the Metallurgical
                                Society (1982) and of AIME (1987), and is Editor-in-Chief
                                of the International Journal of Powder Metallurgy. He is an
                                expert in physical and mechanical metallurgy, powder
                                metallurgy, composite materials, and materials engineering design. He has consulted, lectured and published in these
                                areas. Dr. Lawley has served as the Chairman of the
                                Company's Audit Committee since 1998, and also serves on
                                the Company's Compensation and Stock Option Committee.

Gary J. Morgan          46      Mr. Morgan has been the Vice President-Finance, Secretary,                      1998
                                Treasurer and Chief Financial Officer of the Company since
                                October 1997. He is a Certified Public Accountant.
                                Immediately prior to October 1997, Mr. Morgan was the
                                Corporate Controller of the Company. He has been employed
                                by the Company since 1980.



                                          DIRECTORS WHOSE TERMS EXPIRE IN 2002

Michael J. Morris       66      Mr. Morris is the retired Chief Executive Officer and                           1999
                                President of both Transport International Pool (TIP) and GE
                                Modular Buildings (GEM). Mr. Morris is a member of the
                                Board of Managers of Beneficial Savings Bank and a Director
                                of Philadelphia Consolidated Holding Corporation. Mr.
                                Morris serves on the Company's Audit Committee as well as
                                the Compensation and Stock Option Committee.


Jeffrey H. Nicholas     47      Mr. Nicholas is a partner in the Philadelphia law firm of                       1998
                                Fox, Rothschild, O'Brien & Frankel, LLP. Mr. Nicholas has
                                practiced law since 1981. His practice areas include
                                securities and corporate finance, general corporate and
                                commercial law matters. He has served as the Company's
                                Chief Counsel for five years. Mr. Nicholas also serves as a
                                Director of Worldwide Medical Corporation, Irvine,
                                California, a company that expects to become a reporting
                                company under the Securities Exchange Act of 1934, as well as Fifth Generation Computer Corporation, New York, New
                                York, a non-reporting company.

                       BOARD AND BOARD COMMITTEE MEETINGS

     The Board of Directors of the Company held six (6) meetings during the fiscal year ended January 31, 2001.

     The Audit Committee of the Board of Directors is composed of Dr. Lawley, Chairman, and Messrs. DeBenedictis and Morris. The Board of Directors of Met-Pro has determined that each of the members of the Audit Committee is independent of management of Met-Pro and is free of any relationship that would interfere with his exercise of independent judgment as a committee member. The Audit Committee met twice during fiscal year 2001.

     The focus of the Audit Committee is upon: (i) the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements; (ii) the independence and performance of the Company's independent auditors; and (iii) the Company's compliance with designated legal and regulatory requirements. Further information regarding the functions of the Audit Committee are set forth in the "Report of the Audit Committee" below and "Audit Committee Charter" which is included as Appendix A to this Proxy Statement.

     The Compensation and Stock Option Committee of the Board (composed of Mr. DeBenedictis, Chairman, Dr. Lawley and Mr. Morris) reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers' compensation as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee's report on pages 7 and 8 of this proxy statement. The Compensation and Stock Option Committee met two times in fiscal year 2001.

     Each Director of the Company attended at least 75% of the meetings held by the Board of Directors and by the Committees on which he served.

     The Company does not have a standing nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole. It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to the Chairman.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee has also considered whether the independent auditors' other non-audit services to the Company are compatible with the auditors' independence and has concluded that they are.

     Prior to the commencement of the audit, the Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board also have recommended the selection of the Company's independent auditors.

                                                  Dr. Alan Lawley (Chairman)
                                                  Nicholas DeBenedictis
                                                  Michael J. Morris
April 4, 2001

                            INDEPENDENT AUDITORS FEES
Audit Fees

     The aggregate fees billed by Margolis & Company P.C. for the annual audit of Met-Pro's consolidated financial statements for the fiscal year ended January 31, 2001 and the reviews of the Company's Quarterly Reports on Form 10-Q for the same fiscal year were $90,500.

All Other Fees

     The aggregate fees billed by Margolis & Company P.C. for other services for the fiscal year ended January 31, 2001 were $48,000.



                            COMPENSATION OF DIRECTORS

     The present policies of the Board as to Director compensation are as follows: non-employee Directors receive (i) a retainer of $10,000 per year, paid quarterly; (ii) a meeting fee of $1,250 for each Board meeting (but no fees for telephone meetings or for stockholders meetings) and $700 for each Committee meeting; and (iii) an annual stock option grant of up to 5,000 shares of Common Stock of the Company on terms that are intended to be substantially similar to the terms of the options granted to the Company's officers. These terms, which the Board has the authority to change from time to time, subject to the terms of the Company's stock option plans, in general, are as follows: an exercise price that is equal to the market price of the Company's Common Stock on the date of grant; a vesting period of two years, with one-third of the shares covered by the option being immediately exercisable; provided, however, in the event of a "change of control", any unvested portion of the option shall become immediately exercisable. The term of the option shall be for up to ten (10) years, subject to earlier termination under various conditions. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.

     In connection with this, on February 26, 2001, the Board granted options on the foregoing terms to purchase 5,000 shares to Messrs. DeBenedictis, Lawley, Morris and Nicholas at the closing price of the Company's Common Stock as quoted on the New York Stock Exchange on the date of grant, or $12.10 per share.

     The Board's current policy as to an annual grant of options for non-employee Directors was intended to replace participation by non-vested Directors in the Directors' Retirement Plan that the Board had established in 1994 (the "Directors' Plan"). Of the Company's current Directors, only Messrs. Kacin and Lawley will receive benefits in the future under the Directors' Plan as a result of the fact that each such person was vested as of December 16, 1999, the date of the Board's action on this plan. The accrual of benefits under the Directors' Plan for Dr. Lawley ceased as of December 16, 1999, in that Dr. Lawley elected to receive options as aforementioned for continued Director service in lieu of participation under the Directors' Plan. The Directors' Plan, which was established in 1994, provides that Directors who have completed six
(6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director's surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director's estate equal to the total amount payable over the entire period, less the total paid prior to death.

     The Directors' Plan further provides that if a Director's services are terminated at or after a "change in control" of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a "change in control" shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company's voting securities, or there shall be a change in the majority composition of a Company's Board of Directors, or the stockholders of the Company shall approve a merger or other similar reorganization in which the persons who were stockholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company, or in the event of a change of control as defined in any other agreement or plan of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 2001. During this fiscal year, the Company was advised by Mr. Kimmer of an inadvertent failure to file a Form 4 during the prior fiscal year with respect to a purchases of Met-Pro Common Stock. Mr. Kimmer filed a Form 5 for these purchases in February 2001.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 31, 2001 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock. This table also includes security ownership as of January 31, 2001 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                                  Company Common Stock
                                                                    Right to Acquire
                                                                 Ownership Under Options         Percent
Name of Beneficial Owner                       Shares Owned    Exercisable Within 60 Days      of Class (a)
------------------------                       ------------    --------------------------      ------------
Dimensional Fund Advisors, Inc.                 366,319(b)                      -                   5.8%
1299 Ocean Avenue
Santa Monica, CA 90401

Met-Pro Corporation                             326,386                         -                   5.2%
Salaried Employee Stock Ownership Trust
Harleysville, PA 19438

William L. Kacin                                 58,692(c)                 61,025                   1.9%

Nicholas DeBenedictis                             7,200                    11,924                     *

Alan Lawley                                      33,985                    10,999                     *

Gary J. Morgan                                   11,557(d)                 19,366                     *

Michael J. Morris                                 8,000                     4,332                     *

Jeffrey H. Nicholas                               6,923                    11,399                     *

Mark Betchaver                                   22,589(e)                 14,800                     *

Raymond J. De Hont                                1,613(f)                 14,300                     *

Robert P. Replogle                               39,145(g)                 15,450                     *

All Directors, nominees and                     212,590(h)                217,095                   6.8%
executive officers as a group (16 persons)

----------

(a) Any securities not currently outstanding, but subject to options exercisable within 60 days of January 31, 2001, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(b) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 366,319 shares, as described in a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(c) The number of shares held by Mr. Kacin include 23,839 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(d) The number of shares held by Mr. Morgan include 7,212 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(e) The number of shares held by Mr. Betchaver include 16,089 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(f) The number of shares held by Mr. De Hont include 1,612 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(g) The number of shares held by Mr. Replogle include 20,963 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(h) The number of shares held by all seventeen executive officers and Directors as a group include 85,505 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust and through the Company's 401(k) Plan.

(*)  Less than one percent of the Company's outstanding share of Common Stock.



                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee and the Stock Option Committee (the "Compensation Committee") is composed only of non-employee Directors. The Committee makes recommendations to the Board concerning compensation policies for the Company's executive officers and Directors. The Committee makes every effort to ensure that the Company's compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

     During the fiscal year ended January 31, 2000, the Compensation Committee undertook a significant review of the Company's executive compensation policies. As part of this, the Board engaged an independent compensation consulting firm to prepare an analysis of the Company's executive compensation practices relative to those of other comparable companies.

     One of the principal results of the Compensation Committee's review has been the articulation of a compensation plan (the "Management Incentive Plan") applicable to the Chief Executive Officer, the Chief Operating Officer (a newly created position to which Raymond J. De Hont was appointed during the fiscal year ended January 31, 2001), the Chief Financial Officer, and the operating officers of the Company's divisions and subsidiaries (herein collectively "divisions") who generally have the title of Vice President/General Manager.

     This compensation policy is based upon three primary components: salary; eligibility for a bonus; and eligibility for an award of stock options. These components are intended to facilitate fulfillment of the following compensation objectives: (i) aligning the interests of management with those of the Company's stockholders; (ii) retaining competent management; (iii) relating executive compensation to the achievement of the Company's goals and financial performance; and (iv) rewarding management for the attainment of short and long-term accomplishments.

     Consistent with these objectives, in adopting the Management Incentive Plan, the Board, following the Committee recommendations, set salary ranges for each of the various officer positions. In establishing these salary ranges, as well as in determining the other features of the Management Incentive Plan, the Committee drew in part upon the data supplied to it by the independent compensation consulting firm.

     Under the terms of the Management Incentive Plan instituted by the Board, in order to be eligible for a bonus, certain objective threshold results must be met. For Vice Presidents/General Managers of divisions, the threshold is the attainment of a stated operating income for the division managed by the Vice President/General Manager. For the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, the threshold is the attainment of a stated earnings per share result for the Company for the fiscal year. The stated figures are determined during the Company's annual budgeting process and are tied to the operating plan that the Board approves on an annual basis prior to the commencement of the fiscal year. In the event of a failure to attain the threshold figure, the individual is not eligible for a bonus.

     The incentive level of the bonuses are at stated percentages of the year's salary that increase with responsibility. If the threshold performance goal has been attained so as to qualify the executive for a bonus, the actual amount of the bonus is a function of attainment of other stated goals, such as a stated net sales figure, a stated operating income figure, and stated personal objectives, which can be "quantitative", such as being linked to inventory turnover or accounts receivable days outstanding, as well as "qualitative", such as being linked to improved divisional leadership. The Management Incentive Plan further provides that each of the stated goals is assigned a stated percentage set by the Chief Executive Officer within a stated range set by the Board. The percentages for the Chief Executive Officer are set by the Compensation Committee.

     The Committee notes that the Management Incentive Plan provides for an accrual of the bonus amount in the reported results of operations for the fiscal year to which the bonus relates.

     As to the stock option component of the Management Incentive Plan adopted by the Board, the Chief Executive Officer is requested to make recommendations as to the award to the Company's executive officers (other than for himself) of stock options up to a stated maximum amount per year, subject to the maximum grant amounts that the Board has set for each of the officer positions. In addition, the Chief Executive Officer is requested to make recommendations as to salary changes for the Company's executive officers, other than for himself.

     Action by the Compensation Committee with respect to the Management Incentive Plan is taken following the end of the fiscal year. For the fiscal year ended January 31, 2001 (which was the first year of the Company's implementation of the Management Incentive Plan), the Compensation Committee awarded bonuses under the terms of the plan to the Company's Vice Presidents/General Managers whose respective divisions met the threshold operating income targets.

     In addition, Mr. De Hont, who served as the Vice President/General Manager of the Dean Pump and Fybroc Divisions for part of the fiscal year prior to his appointment as Chief Operating Officer, qualified for a bonus based upon the attainment of the threshold operating income figures for the divisions that he managed. The Company's Chief Financial Officer and Chief Executive Officer both qualified for a bonus based upon the attainment of the threshold earnings per share figure approved by the Board for the fiscal year.

     The Committee believes that the bonuses that it has approved under the terms of the Management Incentive Plan for the fiscal year ended January 31, 2001 appropriately rewarded superior performance and will serve to effectively induce and encourage superior performance in the following fiscal year.

     In considering the levels of executive salaries for the fiscal year ending January 31, 2002, the Committee takes note of the Board's policy under the Management Incentive Plan to provide for increases in salary within the ranges previously set by the Board, and further notes the Board's focusing on the incentive components in the bonus and stock option eligibility.

     The Committee, after discussing with the Chief Executive Officer his recommendations as to salary increases and stock option awards for the Company's officers other than for himself, has largely accepted the Chief Executive Officer's recommendations. As to the salary and stock option award set by the Compensation Committee for Mr. Kacin, the Compensation Committee notes that it has utilized the same measures used for all executive officers of the Company under the terms of the Management Incentive Plan. The salary and stock options awarded to Mr. Kacin reflect the Committee's view of the leadership, vision and focus that he has provided to Met-Pro during the fiscal year ended January 31, 2001.


                                                Nicholas DeBenedictis (Chairman)
                                                Dr. Alan Lawley
                                                Michael J. Morris


February 26, 2001



                    COMPENSATION AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Kacin, the Company's Chairman, Chief Executive Officer and President, makes general recommendations to and reviews with the Compensation and Stock Option Committee the compensation of the Company's executive officers, other than his own. This information is carefully considered by the Committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended January 31, 1999, 2000 and 2001, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.


                                    SUMMARY COMPENSATION TABLE

                                         Annual Compensation                Long-Term Compensation
                                 ----------------------------------         ----------------------
                                                                                     Awards
                                                                                     ------
                                    Fiscal                                              All Other
Name and Principal                Year Ended      Salary     Bonus(a)      Options(b)  Compensation (c)
    Position                      January 31,      ($)         ($)            (#)          ($)
------------------                -----------     ------     --------      ---------  -----------------
William L. Kacin                     2001        $330,000     $142,146       15,000      $1,323
  Chairman, Chief                    2000         327,813       80,000       15,000       6,538
  Executive Officer                  1999         310,000       80,000            0       4,329
  & President

Raymond J. De Hont                   2001        $163,375      $48,000        7,500      $2,250
  Chief Operating                    2000         124,917       20,000        4,200       3,061
  Officer                            1999         112,750       16,000            0       3,484

Gary J. Morgan                       2001        $145,000      $50,500        6,500      $2,491
  Vice President-Finance,            2000         138,438       35,000        5,550       3,709
  Secretary/Treasurer &              1999         128,750       35,000       13,500       4,329
  Chief Financial Officer

Robert P. Replogle                   2001        $119,000      $44,625        4,200      $2,336
  Vice President & Director,         2000         115,500       13,000        4,200       2,672
  International Sales Division       1999         106,250       13,000            0       3,227
  & Mefiag Division

Mark A. Betchaver                    2001        $118,000      $29,095        3,000      $2,316
  Vice President &                   2000         114,500       11,000        4,200       2,603
  General Manager,                   1999         108,750       11,000            0       3,240
  Sethco Division

----------


(a) The amounts shown under the Bonus column represent cash bonuses awarded for the indicated fiscal years.

(b) The number of options under the Option column represents stock options awarded for the indicated fiscal years.

(c) The total amount shown in this column for fiscal year ended January 31, 1999 are contributions to the Salaried Employee Stock Ownership Trust
     (ESOT) as described on page 12. The amounts for fiscal years ended January 31, 2000 and 2001 are employer contributions to the Company's 401(k) plan as described on page 11. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors' Retirement Plan as discussed on page 4, 11 and 12.

Stock Option Plans

     The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Company's Board of Directors on February 24, 1997 and by its stockholders on June 4, 1997. All available options under the 1992 Plan have been granted, and an aggregate of 186,725 options for the Company's Common Stock are presently available for grant under the 1997 Plan, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

     These Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options").

     The following table sets forth stock options granted for the fiscal year ended January 31, 2001 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten (10) year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All options exercise prices are based on market price on the date of grant.

                                                        OPTION GRANTS


                                                                                            Potential Realizable Value
                                       Number of   Percentage of                             of Assumed Annual Rates
                                      Securities   Total Options                            of Stock Price Appreciation
                                      Underlying    Granted to     Exercise     Latest          for Option Term (a)
                            Date of    Options      Employees       Price     Expiration   -------------------------------
      Name                   Grant     Granted    in Fiscal Year   $/Share       Date           5% ($)           10% ($)
      ----                  -------   ----------  --------------   --------   ----------   -------------------------------
William L. Kacin           2/26/01      15,000       24.67%         $12.10     2/26/11       $   114,144     $    289,264
Raymond J. De Hont         2/26/01       7,500       12.34%          12.10     2/26/11            57,072          144,632
Gary J. Morgan             2/26/01       6,500       10.69%          12.10     2/26/11            49,463          125,348
Robert P. Replogle         2/26/01       4,200        6.91%          12.10     2/26/11            31,960           80,994
Mark A. Betchaver          2/26/01       3,000        4.93%          12.10     2/26/11            22,829           57,853

All Employees as a Group   2/26/01      60,800       100.0%         $12.10     2/26/11       $   462,664     $  1,172,485 (b)

                                                                                                5%               10%
                                                                                                --               ---
Total potential stock price appreciation from February 26, 2001 to February 26,
  2011 for all stockholders at assumed rates of stock appreciation. (c)                      $46,343,796     $117,444,277

Potential actual realizable value of options granted to all employees,  assuming ten  year option  terms,  as  a  percentage  of total  potential  stock  price appreciation from February 26, 2001 to February 26, 2011 for all  stockholders
  at assumed  rates of stock price  appreciation.                                                   1.00%            1.00%

----------

(a) These amounts, based on assumed appreciation rates of 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(b) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(c) Based on the closing price of $12.10 per share on February 26, 2001, and a total of 6,090,155 shares of Common Stock outstanding.

Option Exercises and Holdings

     The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in the fiscal year ended January 31, 2001 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on January 31, 2001 and aggregate gains that would have been realized had these options been exercised on January 31, 2001, even though these options were not exercised and the unexercised options could not have been exercised on January 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                              Value of Unexercised
                    Shares                    Number of Unexercised               In-The-Money
                   Acquired                         Options at                 Options at FY-End (b)
                      On         Value              FY-End (#)                         ($)
                   Exercise   Realized (a)   --------------------------     --------------------------
      Name            (#)         ($)        Exercisable  Unexercisable     Exercisable  Unexercisable
      ----         --------   ------------   -----------  -------------     -----------  -------------
William L. Kacin         -         $    -       61,075         15,850        $201,206         $8,775
Raymond J. De Hont       -              -       14,300          6,400          27,864          2,457
Gary J. Morgan           -              -       19,366          6,184           6,494          3,247
Robert P. Replogle       -              -       15,450          4,200          33,602          2,457
Mark A. Betchaver        -              -       14,800          3,400          32,964          2,457

----------


(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(b) Market value of shares covered by in-the-money options on January 31, 2001 less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Termination of Employment and Change of Control Arrangements

     Mr. Kacin is party to a Key Employee Severance Agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within eighteen (18) months following a "change of control", or if Mr. Kacin voluntarily terminates such employment within eighteen (18) months subsequent to a "change of control", the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr. Kacin's option, in equal monthly installments over a two (2) year period. Subsequent to January 31, 2000, the terms of this agreement were amended to conform the definition of "change of control" to that provided for by the Directors' Plan. The base annual salary currently payable to Mr. Kacin is $345,000.


     Messrs. De Hont and Mr. Morgan are each also party to a Key Employee Severance Agreement on terms that are identical to those to which Mr. Kacin is party, except that the amount of compensation is equal to eighteen (18) months of base compensation. Mr. De Hont's base annual salary is currently $185,000, and Mr. Morgan's base annual salary is currently $155,000.


     The Directors' Plan also provides for the payment of certain benefits in the event of a "change of control", as discussed under "Board and Committee Participation/Compensation of Directors" elsewhere herein. In addition, as disclosed in such section of this Proxy Statement, the Company's stock option agreements provide for the immediate vesting of all unvested stock options upon a "change of control".


401(k) Profit Sharing Plan

     Effective April 1, 1999, the Company implemented a 401(k) Profit Sharing Plan (the "401(k) Plan"). All non-bargaining unit employees of the Company in the United States are eligible to participate in the 401(k) Plan following completion of one year of service and attaining age 21. Pursuant to this 401(k) Plan, employees can contribute up to 15% of their compensation to the 401(k) Plan. The Company will match, in the form of Met-Pro Common Stock, up to 50% of the employee's contribution up to 4% of compensation. During the Company's two fiscal years ended January 31, 2001, the Company made contributions to the 401(k) Plan in the amount of $7,861 for William L. Kacin, $5,311 for Raymond J. De Hont, $6,200 for Gary J. Morgan, $5,008 for Robert P. Replogle, $4,919 for Mark A. Betchaver and $51,683 for all executive officers as a group (12 persons).

Salaried Employee Stock Ownership Plan

     Pursuant to the Company's Salaried Employee Stock Ownership Plan (the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 2001, the Company made contributions to the Trust in the aggregate amount of $4,329 for William L. Kacin, $3,484 for Raymond J. De Hont, $4,329 for Gary J. Morgan, $3,287 for Robert P. Replogle, $3,240 for Mark A. Betchaver and $32,485 for all executive officers as a group (12 persons). On January 31, 2001, the Ownership Plan held an aggregate of 326,386 shares of the Company's Common Stock.

Pension Plans

     The Salaried Pension Plan (the "Retirement Plan") is a funded, tax-qualified noncontributory defined benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under our Retirement Plan are calculated as an annuity of one percent of the participant's final average earnings for the five highest consecutive years of the last ten years multiplied by year of service. Earnings covered by the Retirement Plan include annual salary and cash bonus paid pursuant to the Company's Management Incentive Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2001, the annual limitation is $170,000.

     Effective February 1, 2000, the Board of Directors adopted a Pension Restoration Plan for Messrs. Kacin and Morgan. Mr. De Hont was added to the Pension Restoration Plan effective February 1, 2001. The Pension Restoration Plan is an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan.

     The following table shows the estimated annual Retirement Plan and Pension Restoration Plan benefits on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

                                                                     Years of Service
                                                                     ----------------
Final Five Year Average Earnings               15            20            25            30            35
--------------------------------              -----         -----         -----         -----         -----
        $100,000                            $15,000       $20,000       $25,000       $30,000       $35,000
         125,000                             18,750        25,000        31,250        37,500        43,750
         150,000                             22,500        30,000        37,500        45,000        52,500
         170,000                             25,500(a)     34,000(a)     42,500(a)     51,000(a)     59,500(a)
         175,000                             26,250        35,000        43,750        52,500        61,250
         200,000                             30,000        40,000        50,000        60,000        70,000
         225,000                             33,750        45,000        56,250        67,500        78,750
         250,000                             37,500        50,000        62,500        75,000        87,500
         300,000                             45,000        60,000        75,000        90,000       105,000
         350,000                             52,500        70,000        87,500       105,000       122,500
         400,000                             60,000        80,000       100,000       120,000       140,000
         450,000                             67,500        90,000       112,500       135,000       157,500
         500,000                             75,000       100,000       125,000       150,000       175,000

(a) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate Retirement Plan benefits to $170,000 for 2000 and 2001, respectively.

     As of January 31, 2001, Messrs. Kacin, De Hont and Morgan had accrued 25, 5 and 20 years service under the Retirement Plan and the related Pension Restoration Plan. Messrs. Replogle and Betchaver had accrued 27 and 28 years of service under the Retirement Plan for this same period.

     A Supplemental Executive Retirement Plan or SERP has been established for Mr. Kacin. This Plan, which is a non qualified and unfunded plan, was approved by the Board of Directors in 2000 and is intended to provide Mr. Kacin with a total retirement benefit, in combination with the Retirement Plan, Pension Restoration Plan and Directors Retirement Pension Plan, that is commensurate with the retirement benefits for the Chief Executive Officers of other companies. Under the terms of the SERP, Mr. Kacin will be eligible to receive benefits under the SERP at normal retirement equal to the difference between (i) the monthly benefit that would be payable under the Retirement Plan, except that the amount shall be determined without regard to the ERISA limitations and the one percent in the Retirement Plan will be replaced with two percent and (ii) the benefits payable under the Retirement Plan, Pension Restoration Plan, Directors Pension Plan and Social Security Retirement benefit. If Mr. Kacin retires from the Company at the mandatory retirement age for Board of Director members, the SERP is projected to provide an estimated annual benefit of $36,000.


Certain Business Relationships

     The Company utilized the services of the law firm of Fox, Rothschild, O'Brien and Frankel, LLP, during the fiscal year ended January 31, 2001. Jeffrey
H. Nicholas, a Director of the Company, is a partner in that law firm.

                             Stock Performance Graph

The following graph sets forth the Company's total cumulative stockholder return as compared to the Russell 2000 Index, the New Peer Group(a), the Former Peer Group(b) and the AMEX Market Index. Due to changes in the businesses of the Former Peer Group, and in an effort to select companies more similar to Met-Pro both in terms of the lines of business and the size of the companies, the Company has changed its industry peer group index. Accordingly, for the fiscal year ended January 31, 2001, we are replacing the Former Peer Group with the New Peer Group.

On June 18, 1998, the Company's shares ceased trading on the American Stock Exchange and began trading on the New York Stock Exchange. As a result, the Company no longer believes that the AMEX Index is an appropriate index against which to measure the performance of the Company's stock. As a broad equity index, the Company has selected the Russell 2000 Index beginning with the fiscal year ended January 31, 2001.

The total return on investment assumes $100 invested at the beginning of the period in (i) the Common Stock of the Company, (ii) the Russell 2000 Index,
(iii) the New Peer Group, (iv) the Former Peer Group and (v) the AMEX Market Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future price performance.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    Met-Pro Corporation, Russell 2000 Index,
      New Peer Group Index, Former Peer Group Index and AMEX Market Index


$450     o Met-Pro Corporation
         * Russell 2000
         - New Peer Group
         # Former Peer Group                                             #
$400     + AMEX Market



$350



$300
                                                                #

                                                       #
$250



$200
                                              #
                                                                         *
                                              o                 *
$150                                                            +
                                    o#       -*        *                o+-
                                    -*        +       +o        -
                                     +                          o
$100                      #o*+-                        -



 $50 ---------------------------------------------------------------------------
                          1996     1997     1998     1999     2000     2001

Met-Pro Corporation      100.00   139.09   160.14   121.86   110.12   133.42
Russell 2000 Index       100.00   117.14   136.36   135.46   157.34   161.18
New Peer Group Index     100.00   120.92   136.90    98.90   125.17   146.30
Former Peer Group Index  100.00   139.04   191.84   266.54   292.02   411.13
AMEX Market Index        100.00   107.63   122.76   127.19   149.90   140.43


(a) The New Peer Group is made up of the following securities: BHA Group Holding Inc.; Crown Anderson Inc.; Cuno Inc.; Flanders Corporation; Flowserve Corporation; Gorman-Rupp Company; Idex Corporation; Ionics Inc.; Met-Pro Corporation; Osmonics Inc.; Peerless Manufacturing; Robbins & Myers Inc.; Roper Industries Inc.; and Waterlink Inc. Flanders Corporation, Cuno Inc. and Waterlink Inc. started public trading in February 1996, September 1996 and June 1997, respectively.

(b) The Former Peer Group consists of the following securities: Alanco Technologies; Ampco-Pittsburgh Corporation; ATMI Inc.; BHA Group Holdings Inc.; Crown Andersen Inc.; Daw Technologies Inc.; Display Technologies Inc.; Donaldson Company Inc.; Environmental Elements Corporation; Environmental Techtonics; Farr Company; Flanders Corporation; Flow
     International Corporation; Gorman-Rupp Company; Grayco Inc.; Idex Corporation; Imtec Inc.; ITEQ Inc.; Met-Pro Corporation; MFRI Inc.; Nordson Corporation; Osmonics Inc.; Peerless Manufacturing; Pentair Inc.; Regal-Beloit Corporation; Robbins & Myers Inc.; Roper Industries Inc.; Spinnaker Industries; Stake Technologies, Ltd.; Taylor Devices Inc.; TB Woods Corporation; and Tyco International, Ltd. Intec Inc. and Farr Co. were acquired effective April 2000 and May 2000, respectively.

     2. APPROVAL OF THE MET-PRO CORPORATION YEAR 2001 EQUITY INCENTIVE PLAN

     On April 4, 2001, the Board of Directors (the "Board") adopted the Met-Pro Corporation Year 2001 Equity Incentive Plan (the "Plan"), which will become effective upon stockholder approval. The maximum number of shares of the Company's Common Stock available for issuance under the Plan is three hundred fifty thousand (350,000), subject to adjustments for stock splits, stock dividends, and recapitalizations.

     The following summary of the Plan is qualified by reference to the complete text of the Plan, which is attached as Appendix B to this Proxy Statement.


Purpose of the Plan

     The purpose of the Plan is to enhance the ability of the Company to attract and retain employees and other persons who are in a position to make significant contributions to the growth and success of the Company's business and to encourage such employees and other persons to advance the long-term interests of the Company through ownership of shares of the Company's Common Stock.

Description of the Plan

     If approved by the stockholders of the Company, the 2001 Equity Incentive Plan will be effective on June 20, 2001 and terminate on June 19, 2011, unless earlier terminated by the Board. The 2001 Equity Incentive Plan will be administered by the Compensation Committee of the Board (the "Committee") subject to the oversight of the Board. The 2001 Equity Incentive Plan authorizes the Board to grant (i) "incentive stock options" within the meaning of Section 422 of the Code, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock grants, (v) deferred stock awards, and (vi) other stock based awards (collectively, the "Awards") to employees and other persons who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company and its subsidiaries. The Board will determine (i) the recipients of Awards under the Plan, (ii) the times at which Awards will be made, (iii) the size and type of Awards, (iv) the form of payment acceptable in respect to the exercise of an Award, and (v) the terms, conditions, limitations and restrictions of Awards, including without limitation the duration of the option, vesting terms, and, as to non-qualified stock options, early termination provisions.


Eligibility

     Those eligible to receive Awards under the Plan will be persons in the employ of the Company or any of its subsidiaries designated by the Board and other persons or entities who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, directors of the Company who are not employees of the Company, consultants and agents of the Company or any subsidiary.


Awards

     Stock Options. The Board can grant either incentive stock options or nonqualified stock options. Only employees of the Company and its subsidiaries may be granted incentive stock options. The exercise price of an incentive stock option shall not be less than the fair market value, or, in the case of a 10% or greater stockholder of the Company, 110% of the fair market value of the Company's Common Stock on the date of grant. For purposes of the Plan, fair market value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Stock as reported by the New York Stock Exchange, or by such exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market for the Common Stock, on such valuation date. The term of an incentive stock option and the time or times at which such option is exercisable shall be set by the Board in accordance with the Internal Revenue Service rules or regulations when applicable. As to non-qualified stock options, the Board has the authority to set the exercise price, which may be less than the current market value, as well as all other terms thereof, except for the duration of the option, which shall not exceed 10 years. Payment of the exercise price of any option may be made in cash, in shares of Common Stock, or a combination of both at the discretion of the Board.

     Stock Appreciation Rights. The Board may grant stock appreciation rights ("SAR") either alone or in combination with an underlying stock option. The term of an SAR and the time or times at which an SAR shall be exercisable shall be set by the Board; provided, that an SAR granted in tandem with an option will be exercisable only at such times and to the extent that the related option is exercisable. SARs entitle the participants to receive an amount in cash or shares of Common Stock with a value equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted, which represents the same economic value that would have been derived from the exercise of an option. Payment may be made in cash, in shares of Common Stock or a combination of both at the discretion of the Board. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares of Common Stock will terminate.

     Restricted Stock Grants. The Board may grant shares of Common Stock under a restricted stock grant which shall set forth the applicable restrictions, conditions and forfeiture provisions which shall be determined by the Board and which may include restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, subsidiary and Company performance. Shares of Common Stock may be granted pursuant to a restricted stock grant for no consideration or for any consideration as determined by the Board. A participant shall be entitled to vote the shares of Common Stock and receive any dividends thereon prior to the termination of any applicable restrictions, conditions or forfeiture provisions.

     Deferred Stock Awards. The Board may grant shares of Common Stock under a deferred stock award, with the delivery of such shares of Common Stock to take place at such time or times and on such conditions as the Board may specify. Shares of Common Stock may be granted pursuant to deferred stock awards for no consideration or for any consideration as determined by the Board.

     Other  Stock  Based  Awards.  The Board shall have the right to grant other
stock  based   awards  under  the  2001  Equity   Incentive   Plan  to  eligible
participants.


Federal Income Tax Consequences

     Stock Options. The grant of an incentive stock option or a nonqualified stock option does not result in income for the participant or in a deduction for the Company. The exercise of a nonqualified stock option results in ordinary income for the participant and a business deduction for the Company measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise. If the Company is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Board may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the participant or to be delivered to the participant upon exercise of the option.

     The exercise of an incentive stock option does not result in income for the participant or in a business deduction for the Company, provided that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided further that the employee is employed by the Company or a subsidiary of the Company from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock will be the exercise price. Any gain related to the subsequent disposition of the shares of Common Stock will be taxed to the employee as a long-term capital gain and the Company will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

     If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and the Company is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the option exercise price or the amount realized on disposition of the shares of Common Stock minus the option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If an option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and the Company is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the option exercise price. Income tax withholding is required, in such a case.

     SARS. The grant of an SAR does not result in income for the participant or in a business deduction for the Company for federal income tax purposes. Upon the exercise of an SAR, the participant recognizes ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock plus any cash received. Income tax withholding is required for employees of the Company and its subsidiaries.

     Restricted Stock Grants and Deferred Stock Awards. If the shares of Common Stock issued pursuant to a restricted stock grant or deferred stock award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted stock grant or deferred stock award does not result in income for the participant or in a business deduction for the Company for federal income tax purposes. If there are no such restrictions, conditions, limitations or forfeiture provisions, the participant recognizes ordinary income and the Company is entitled to a business deduction upon receipt of the shares of Common Stock.
Dividends paid to the participant while the stock remained subject to any restrictions shall be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the participant receives ordinary income and the Company is entitled to a business deduction measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding is required for employees of the Company and its subsidiaries.

     Other Stock Based Awards. Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction measured by the fair market value of the shares of Common Stock issued to the employee.


Vote Required

     Approval and adoption by the Company's stockholders of the 2001 Equity Incentive Plan requires the affirmative vote of a majority of the votes of the stockholders entitled to vote at this meeting of stockholders.

     The Board of Directors recommends a vote FOR the adoption of the Met-Pro Corporation Year 2001 Equity Incentive Plan.



    3. RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such engagement shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

     A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year ending January 31, 2002.



                                4. Other Business

     The Board of Directors is not aware of any other matters to come before this meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

STOCKHOLDER PROPOSALS

     Any stockholder wishing to submit a proposal for inclusion in the written proxy statement for the 2002 Annual Meeting of Stockholders must submit the proposal to Secretary, Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438 prior to January 15, 2002 in order to be considered for inclusion in the proxy statement. The submission of such proposals by stockholders and the consideration of such proposals by the Company for inclusion in next year's proxy statement and form of proxy are subject to applicable rules and regulations of the Securities and Exchange Commission.

     Stockholders who wish to present Director nominations or any other business at the 2002 Annual Meeting of Stockholders, which the Company expects to hold on June 19, 2002, are required by the Company's By-laws to notify the Secretary in writing, prior to March 21, 2002. The notice from the stockholder must provide certain information that is described in Section 13 of the Company's By-Laws. A copy of these By-Law requirements will be provided upon written request to the Secretary at the address given in the preceding paragraph, and the notice to the Secretary containing the required information should be sent to this address as well.

     The Company retains discretion to vote proxies it receives with respect to proposals received after March 21, 2002. The Company retains discretion to vote proxies it receives with respect to proposals received prior to March 21, 2002 provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (ii) the proponent does not issue his or her own proxy statement.



                                                        Gary J. Morgan,
                                                        Secretary


Harleysville, Pennsylvania
May 14, 2001



THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GARY J. MORGAN, SECRETARY, MET-PRO CORPORATION, 160 CASSELL ROAD, P.O. BOX 144, HARLEYSVILLE, PENNSYLVANIA 19438.

                                                                      Appendix A

                               MET-PRO CORPORATION
                             AUDIT COMMITTEE CHARTER

Status

     The Audit Committee is a committee of the Board of Directors.

Membership

     The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. Each Member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors have accounting or financial management expertise.

Responsibilities

     1. Review with members of the public accounting firm selected as outside auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries.


     2. Review, at least annually, the then current and future programs of the Company's employees performing the internal audit procedures, including the procedure for assuring implementation of accepted recommendations made by these employees; receive summaries of all reports issued by the employees performing the internal audit function; and review the significant matters contained in such reports.

     3. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.


     4. Recommend annually the public accounting firm to be outside auditors for the Company, for the approval by the Board of Directors and set their compensation.


     5. Review with management and the public accounting firm selected as outside auditors for the Company the annual and quarterly financial statements (to the extent communications are required by the auditor's professional standards) of the Company and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10K and 10Q with the Securities and exchange Commission. Such review should include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements.


     6. Receive from the outside auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors.


     7. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

Meetings

     The Committee shall meet two times each year and at such other times as it deems necessary to fulfill its responsibilities.

Report

     The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in the Company's proxy statement relating to the election of directors.

                                                                      Appendix B

               MET-PRO CORPORATION YEAR 2001 EQUITY INCENTIVE PLAN

1.   Purpose.

     The purpose of this Met-Pro Corporation Year 2001 Equity Incentive Plan (the "Plan") is to advance the interests of Met-Pro Corporation (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares of the Company's Common Stock (the "Common Stock").

     The Plan is intended to accomplish these objectives by enabling the Company to grant awards ("Awards") in the form of incentive stock options ("ISOs"), nonqualified stock options ("Nonqualified Options")(ISOs and Nonqualified Options shall be collectively referred to herein as "Options"), stock appreciation rights ("SARs"), restricted stock ("Restricted Stock"), deferred stock ("Deferred Stock"), or other stock based awards ("Other Stock Based Awards"), all as more fully described below.

2.   Administration.

     The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), provided, however, that in the event that no such Committee is appointed by the Board, the Board shall have all duties and powers reserved to the Committee, and the term "Committee" as used herein shall refer to the Board. In any event, the Committee is subject to the oversight of the Board. The Committee may be constituted to permit the Plan to comply with the "Non-Employee Director" requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rules, and to comply with the "outside director" requirement of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, or any successor rules. The Committee will determine the recipients of Awards, the times at which Awards will be made, the size and type or types of Awards to be made to each recipient, and will set forth in each such Award the terms, conditions and limitations applicable to the Award granted. Awards may be made singly, in combination or in tandem. Relative to optionees, the Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties.

3.   Effective Date and Term of Plan.

     The Plan will become effective on June 20, 2001. Awards under the Plan may be made prior to that date, subject to stockholder approval of the Plan.

     The Plan will terminate on June 19, 2011, subject to earlier termination of the Plan by the Board pursuant to Section 18 herein. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date pursuant to the terms of such Awards.

4.   Shares Subject to the Plan.

     Subject to adjustment as provided in Section 16 herein, the aggregate number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan shall be three hundred fifty thousand (350,000). The shares of Common Stock delivered under the Plan may be either authorized but unissued shares of Common Stock or shares of the Company's Common Stock held by the Company as treasury shares, including shares of Common Stock acquired by the Company in open market and private transactions. No fractional shares of Common Stock will be delivered pursuant to Awards granted under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

     If any Award requiring exercise by a Participant for delivery of shares of Common Stock is cancelled or terminates without having been exercised in full, or if any Award payable in shares of Common Stock or cash is satisfied in cash rather than Common Stock, the number of shares of Common Stock as to which such Award was not exercised or for which cash was substituted will be available for future Awards of Common Stock; provided, however, that Common Stock subject to an Option cancelled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Shares of Restricted Stock and Deferred Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Committee determines otherwise.

5.   Eligibility and Participation.

     Those eligible to receive Awards under the Plan (each, a "Participant") and collectively, the ("Participants") will be persons in the employ of the Company or any of its subsidiaries designated by the Committee ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including without limitation, non-employee Directors of the Company, consultants and agents of the Company or any subsidiary; provided, that such consultants and agents have been actively engaged in the conduct of the business of the Company or any subsidiary. A "subsidiary" for purposes of the Plan will be a present or future corporation of which the Company owns or controls, or will own or control, more than 50% of the total combined voting power of all classes of stock or other equity interests.

6.   Options.

     (a) Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of shares of Common Stock at a specified exercise price. Both ISOs, as defined in Section 422 of the Code, and Nonqualified Options may be granted under the Plan; provided however, that ISOs may be awarded only to Employees.

     (b) The exercise price of each Option shall be equal to the "Fair Market Value" (as defined below) of the Common Stock on the date the Award is granted to the Participant; provided, however, that (i) in the Committee's discretion, the exercise price of a Nonqualified Option may be less than the Fair Market Value of the Common Stock on the date of grant; (ii) with respect to a participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price of an ISO granted to such Participant shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date the Award is granted; and (iii) with respect to any Option repriced by the Committee, the exercise price shall be equal to the Fair Market Value of the Common Stock on the date such Option is repriced unless otherwise determined by the Committee. For purposes of this Plan, Fair Market Value is defined as the arithmetic mean of the highest and lowest selling prices of the Common Stock as reported by the New York Stock Exchange or exchanges or markets as may heretofore be utilized by the Company or as reported by a nationally recognized broker/dealer which makes a market in the Common Stock, on such valuation date.

     (c) Duration of Options. The term of each Option granted to a Participant pursuant to an Award shall be determined by the Committee; provided, however, that in no case shall an Option be exercisable more than ten (10) years (five
(5) years in the case of an ISO granted to a ten-percent stockholder as defined in (b) above) from the date of the Award.

     (d) Exercise of Options and Conditions. Except as otherwise provided in Sections 16 and 17 herein, and except as otherwise provided below with respect to ISOs, Options granted pursuant to an Award will become exercisable at such time or times, and subject to such conditions, as the Committee may specify at the time of the Award. The Options may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. To the extent exercisable, an Option may be exercised either in whole at any time or in part from time to time. With respect to an ISO granted to a Participant, the Fair Market Value of the shares of Common Stock on the date of grant which are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To qualify for capital gains treatment, the recipient of an ISO must hold the Common Stock purchased in exercise thereof for a period of two years from the date of the grant of the ISO but not less than one year after the shares of Common Stock have been transferred to him and must remain in the employ of the Company for the entire time from the date the ISO is granted until three months before the date of the exercise thereof.

     (e) Payment for and Delivery of Stock. Full payment for shares of Common Stock purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form as the Committee may, in its sole discretion, permit, including, without limitation, delivery of shares of Common Stock, duly endorsed for transfer to the Company with a Fair Market Value on the date of exercise of an Option or date of issuance of any other Award equal to the aggregate exercise price of the Options or exercised portion thereof, or the full consideration to be paid for any other Award. If payment for the Common Stock is to be made in cash, then full payment will be made at the time of the exercise of an Option and at the time of issuance of any other Award. If the Committee permits payment for the Common Stock acquired to be made in Common Stock owned by the Participant, then the Company shall provide written notice to the Participant of the number of shares of Common Stock which must be delivered in full payment of the Option exercise price or the consideration required to be paid for any other Award, and the Participant shall deliver such number of shares of Common Stock to the Company within two (2) business days of the receipt of such notice from the Company.

7.   Stock Appreciation Rights.

     (a) Nature of Stock Appreciation Rights. A SAR is an Award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. A SAR entitles the recipient to receive in cash and/or shares of Common Stock, with respect to each SAR exercised, the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

     (b) Grant of SARs. SARs may be subject to Awards in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A SAR granted in tandem with an ISO may be granted only at the time the ISO is granted and may expire no later than the expiration of the underlying ISO.

     (c) Exercise of SARs. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on conditions, as the Committee may specify. A SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. A SAR granted in tandem with an ISO may be exercised only when the market price of the shares of Common Stock subject to the ISO exceeds the exercise price of the ISO, and the SAR may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying ISO and the Fair Market Value of the Common Stock subject to the underlying ISO at the time the SAR is exercised. At the option of the Committee, upon exercise, an SAR may be settled in cash, Common Stock or a combination of both.

8.   Restricted Stock.

     A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as may be determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, division and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award of Restricted Stock will have all the rights of a stockholder of the Company with respect to the shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

9.   Deferred Stock.

     A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares of Common Stock will take place at such time or times, and on such conditions, as the Committee may specify. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.  Other Stock Based Awards.

     The Committee shall have the right to grant Other Stock Based Awards under the Plan to Employees which may include, without limitation, the grant of shares of Common Stock as bonus compensation and the issuance of shares of Common Stock in lieu of an Employee's cash compensation.

11.  Award Agreements.

     The grant of any Award under the Plan may be evidenced by an agreement which shall describe the specific Award granted and the terms and conditions of the Award. Any Award shall be subject to the terms and conditions of any such agreement required by the Committee.

12.  Transfers.

     No Award (other than an outright Award in the form of Common Stock without any restrictions) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and, during a Participant's lifetime, will be exercisable only by the Participant or, in the event of a Participant's incapacity, by the Participant's guardian or legal representative.

13.  Rights of a Stockholder.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder of the Company. The Participant will obtain such rights, subject to any limitations imposed by the Plan, or the instrument evidencing the Award, upon actual receipt of shares of Common Stock.

14.  Conditions on Delivery of Stock.

     The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restrictions or legends from shares of Common Stock previously delivered under the Plan until (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with and (b) all other legal matters in connection with the issuance and delivery of such shares of Common Stock have been approved by the Company's counsel. If the sale of shares of Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), and qualified under the appropriate "blue sky" laws, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and laws and may require that the certificates evidencing such shares of Common Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by a Participant's legal representative, the Company will be under no obligation to deliver shares of Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

15.  Tax Withholding.

     The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and to condition the obligation to deliver or vest shares of Common Stock under this Plan upon the Participant's paying the Company such amount as the Company may request to satisfy and liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability either by delivery of shares of Common Stock held by the Participant or by withholding shares of Common Stock to be delivered to a Participant upon the grant or exercise of an Award.

16.  Adjustment of Award.

     (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of the Common Stock then subject to any Award and the number of shares of the Common Stock which may be issued under the Plan but not yet covered by an Award shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

     (b) In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another corporation or for cash, whether through reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation, then, there shall be substituted for each share of the Common Stock then subject to any Award, the number and kind of shares of stock or other securities or the amount of cash into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

     (c) Any adjustment in the numbers of shares of Common Stock shall apply proportionately to only the unexercised portion of an Option granted hereunder. If a fraction of a share of Common Stock would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

17.  Termination of Service.

     Upon a Participant's termination of service with the Company or a subsidiary (if an employee only of a subsidiary), any outstanding Award shall be subject to the terms and conditions set forth below, unless otherwise determined by the Committee:

     (a) In the event a Participant leaves the employ or service of the Company or a subsidiary, whether voluntarily or otherwise but other than by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each ISO granted to the Participant shall terminate upon the earlier to occur of (i) the expiration of the period three (3) months after the date of such termination or (ii) the date specified in the ISO Award; provided, that, prior to the termination of such ISO, the Participant shall be able to exercise any part of the ISO which is exercisable as of the date of termination unless the Award shall otherwise so provide. Further, each outstanding share of Restricted Stock and each outstanding Deferred Stock Award which remains subject to any restrictions or conditions of the Award shall be forfeited to the Company upon such date of termination. For purposes of the Plan, the retirement of a Participant either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be the termination of such Participant's employment. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary or parent corporation of the Company or a corporation which has assumed the Option of the Company as a result of a corporate reorganization, etc. shall not be considered to have terminated his employment.

     (b) Except as otherwise provided in this Paragraph 17(b), in the event a Participant's employment with or service to the Company or its subsidiaries terminates by reason of the Participant's death or "disability" (as such term is defined in Section 22(e)(3) of the Code), each ISO granted to the Participant shall become immediately exercisable and shall terminate upon the earlier to occur of (i) the expiration of the period one (1) year after the date of such termination or (ii) the date specified in the ISO. An ISO may not be exercised and an Award may not be deemed unrestricted pursuant to this subparagraph except to the extent that the Participant was entitled to exercise the ISO or take the Award free of all restrictions at the time of termination of employment by reason of death or disability.

18.  Amendments and Termination.

     The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided, that, (i) except for adjustments under Section 16 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award, and (ii) except for adjustments provided for in Section 16 of this Plan, the exercise price of any ISO, or the consideration due the Company with respect to any other Award, shall not be repriced or otherwise amended without the approval of the Company's stockholders.

     The Board may amend, suspend or terminate the Plan, except that no such action may be taken, without stockholder approval, which would effectuate any change for which stockholder approval is required pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code. In any event, no action may, without the consent of a Participant, alter or impair any Award previously granted to the Participant under the Plan.


19.  Successors and Assigns.

     The provision of this Plan shall be binding upon all successors and assigns of any such Participant including, without limitation, the estate of any such Participant and the executors, administrators, or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Participant.

20.  Miscellaneous.

     (a) This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

     (b) Any and all funds received by the Company under the Plan may be used for any corporate purpose.

     (c) Nothing contained in the Plan or any Award granted under the Plan shall confer upon a Participant any right to be continued in the employment of the Company or any subsidiary, or interfere in any way with the right of the Company, or its subsidiaries, to terminate the employment relationship at any time.

                               [GRAPHIC OMITTED]

                         Please date, sign and mail your
                      proxy card back as soon as possible

                        Annual Meeting of Stock holders
                              MET-PRO CORPORATION

                                  June 20, 2001



                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

Please mark   ---
your votes as  X
indicated in  ---
this example.
1.  ELECTION OF DIRECTORS.
        NOMINEES: Two Directors for a term expiring in 2004
        William L. Kacin
        Nicholas DeBenedictis


For the nominees listed above                                  [  ]

Withhold Authority to vote for the nominees listed above       [  ]

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows)

---------------------------------------------------------

                                                                                  For   Against  Abstain
2. Proposal to approve the adoption of the Met-Pro Year 2001 Equity Incentive     [  ]    [  ]    [  ]
   Plan.


3. Proposal to Ratify the appointment of Margolis & Company P.C. as independent   [  ]    [  ]    [  ]
   certified public accountants.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned stockholder. If no direction is made, this Proxy will be voted
FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature _____________________________     Signature if held jointly _________________________________    Dated: ____________, 2001

Note: Please sign exactly as name appears. When shares are held by joint tenants, both should sign, When signing as attorney, executor, administrator, trustee or guardian, pleas give your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                           PROXY

                             MET-PRO CORPORATION

                                160 Cassell Road
                        Harleysville, Pennsylvania 19438

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints William L. Kacin and Alan Lawley as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 30, 2001 at the Annual Meeting of the Stockholders to be held on June 20, 2001 or any adjournment thereof.

                          (Continued on reverse side)